Exhibit 99.1

CAPITALIZATION OF HOLDCO

Substantially all of the revenue-generating assets of Domino’s (other than the Company-Owned Stores and, as of the Closing Date, the PULSE Assets and the Technology Assets) are held by the Securitization Entities. DPL serves as the Manager operating the System on behalf of the Securitization Entities. The capitalization of Holdco is presented on a consolidated basis. Only assets that are part of the Collateral will be available to the Co-Issuers to pay interest on and principal of the Offered Notes. Neither Holdco nor any subsidiary of Holdco, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Co-Issuers under the Indenture or the Offered Notes, or any other obligation of the Co-Issuers in connection with the Offered Notes.

All financial information presented below is preliminary and unaudited, and you should not put undue reliance on such preliminary, unaudited financial information.

The following table sets forth the cash and cash equivalents and capitalization of Holdco as of June 15, 2025 derived from the quarterly report on Form 10-Q that Holdco filed with the SEC on July 21, 2025, incorporated by reference herein, (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the transactions contemplated to occur on or about the Closing Date in connection with the issuance of the Offered Notes on the Closing Date, including the repayment in full of the Series 2015-1 Class A-2-II Notes and the Series 2018-1 Class A-2-I Notes, as if such transactions occurred as of such date. This table should be read in conjunction with “Use of Proceeds,” “Selected Historical Consolidated Financial Information and Other Data of Holdco” and Holdco’s historical consolidated financial statements and the related notes thereto incorporated by reference into this Offering Memorandum.

	June 15, 2025
	Actual	As-Adjusted
(dollars in thousands)		(preliminary)
Cash and cash equivalents (1)	$272,859	$117,859

Debt and finance lease obligations:
Series 2021-1 Class A-1 Notes(2)	—	—
Series 2022-1 Class A-1 Notes(2)	—	—
Series 2025-1 Class A-1 Notes(2)	—	—
Series 2015-1 Class A-2-II Notes(3)	742,000	—
Series 2017-1 Class A-2-III Notes(4)	940,000	940,000
Series 2018-1 Class A-2-I Notes(5)	402,688	—
Series 2018-1 Class A-2-II Notes(5)	379,000	379,000
Series 2019-1 Class A-2 Notes(6)	648,000	648,000
Series 2021-1 Class A-2-I Notes(7)	826,625	826,625
Series 2021-1 Class A-2-II Notes(7)	972,500	972,500
Offered Notes(8)	—	1,000,000
Finance lease and other obligations	78,924	78,924
Total debt and finance lease obligations(9)	4,989,737	4,845,049

(1)	Excludes restricted cash and cash equivalents of approximately $211.7 million. Assumes a portion of the Cash and cash equivalents is used to pay indebtedness on the closing date.
(2)

The $200,000,000 Series 2021-1 Class A-1 Notes and the $120,000,000 Series 2022-1 Class A-1 Notes are variable funding notes that were issued by the Co-Issuers on April 16, 2021 and September 16, 2022, respectively. These Notes will be retired on the Series 2025-1 Closing Date, upon which the $320,000,000 Series 2025-1 Class A-1 Notes will be issued. Holdco expects the Master Issuer to have approximately $263.6 million of available borrowing capacity, net of $56.4 million in undrawn letters of credit issued under the Series 2025-1 Class A-1 Notes on or about the Closing Date.

(3)

The Series 2015-1 Class A-2-II Notes were issued by the Co-Issuers on October 21, 2015, and have a final legal maturity of October 2045. The Series 2015-1 Class A-2-II Notes have an expected repayment date of October 2025. The Co-Issuers are expected to use a portion of the proceeds of the Offered Notes to repay all amounts outstanding under the Series 2015-1 Class A-2-II Notes.

(4)

The Series 2017-1 Class A-2-III Notes were issued by the Co-Issuers on July 24, 2017 and have a final legal maturity of July 2047. The Series 2017-1 Class A-2-III Notes have an expected repayment date of July 2027.

(5)

The Series 2018-1 Class A-2 Notes were issued by the Co-Issuers on April 24, 2018 and have a final legal maturity of July 2048. The Series 2018-1 Class A-2-I Notes have an expected repayment date of October 2025 and the Series 2018-1 Class A-2-II Notes have an expected repayment date of July 2027. The Co-Issuers are expected to use a portion of the proceeds of the Offered Notes to repay all amounts outstanding under the Series 2018-1 Class A-2-I Notes.

(6)

The Series 2019-1 Class A-2 Notes were issued by the Co-Issuers on November 19, 2019 and have a final legal maturity of October 2049. The Series 2019-1 Class A-2 Notes have an expected repayment date of October 2029.

(7)

The Series 2021-1 Class A-2 Notes were issued by the Co-Issuers on April 16, 2021 and have a final legal maturity of October 2051. The Series 2021-1 Class A-2-I Notes have an expected repayment date of October 2028 and the Series 2021-1 Class A-2-II Notes have an expected repayment date of October 2031.

(8)

The Series 2025-1 Class A-2 Notes will be issued on the Closing Date and will have a final legal maturity of July , 2055. The Series 2025-1 Class A-2-I Notes have an expected repayment date of July 2030. The Series 2025-1 Class A-2-II Notes have an expected repayment date of July 2032.

(9)	Represents gross debt and finance lease and other obligation amounts and is not inclusive of debt issuance costs.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

AND OTHER DATA OF HOLDCO

The following tables present certain summary historical consolidated financial information of Holdco. Neither Holdco nor any subsidiary of Holdco, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Co-Issuers under the Indenture or the Offered Notes, or any other obligation of the Co-Issuers in connection with the Offered Notes.

Set forth below is selected historical consolidated financial information and other data of Holdco at the dates and for the periods indicated. Unless otherwise noted below, the selected historical financial information and other data as of January 3, 2021, January 2, 2022 and January 1, 2023 and for the fiscal years ended January 3, 2021 and January 2, 2022 have been derived from Holdco’s audited financial statements not included in or incorporated by reference into this Offering Memorandum. The selected historical financial information and other data as of December 31, 2023 and December 29, 2024 and for each of the three fiscal years in the period ended December 29, 2024 have been derived from Holdco’s audited consolidated financial statements incorporated by reference into this Offering Memorandum. In addition, the selected historical financial information and other data for the fifty-two weeks ended June 15, 2025 have been derived from Holdco’s unaudited consolidated financial statements for the quarterly periods ended September 8, 2024, December 29, 2024, March 23, 2025 and June 15, 2025, and you should not put undue reliance on such unaudited financial information. For the avoidance of doubt, the quarterly periods ended September 8, 2024, December 29, 2024 and March 23, 2025 are not included in nor incorporated by reference into this Offering Memorandum.

While Holdco believes that Holdco EBITDA and Holdco Adjusted EBITDA as presented below, are useful to prospective noteholders as important supplemental financial measures that are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Holdco’s industry, they should not be used as substitutes for GAAP measures of liquidity or performance. See “Non-GAAP Financial Measures” for more information.

The selected historical consolidated financial information and other data should be read in conjunction with “Use of Proceeds,” and “Capitalization of Holdco,” all of which are included elsewhere in this Offering Memorandum, and with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the accompanying notes included in the 2024 10-K, which is incorporated by reference herein.

	Fiscal Year Ended,					52 Weeks Ended
	January 3	January 2	January 1	December 31	December 29	June 15,
(dollars in thousands)	2021	2022	2023	2023	2024	2025
Income Statement Data:
Revenues
U.S. Company-Owned Stores	$485,569	$478,976	$445,810	$376,180	$393,898	$393,039
U.S. Franchise	503,196	539,883	556,269	604,897	638,193	647,360
U.S. Franchise Advertising	462,238	479,501	485,330	473,195	509,853	530,773

U.S. Stores	1,451,003	1,498,360	1,487,409	1,454,272	1,541,944	1,571,172
Supply Chain	2,416,651	2,560,977	2,754,742	2,715,009	2,845,781	2,884,309
International Franchise	249,757	298,036	295,007	310,077	318,691	325,752

Total Revenues	4,117,411	4,357,373	4,537,158	4,479,358	4,706,416	4,781,233

Cost of Sales	2,522,918	2,669,131	2,888,552	2,751,941	2,857,914	2,887,515

Gross Margin	$1,594,493	$1,688,242	$1,648,606	$1,727,417	$1,848,502	$1,893,718

General and Administrative Expense	406,613	428,333	416,524	434,554	459,492	459,206
U.S. Franchise Advertising	462,238	479,501	485,330	473,195	509,853	530,773
Refranchising loss (gain)	—	—	(21,173)	149	158	(3,883)

Income from Operations	$725,642	$780,408	$767,925	$819,519	$878,999	$907,622

Other Financial Data:
Holdco EBITDA(1)	$790,680	$890,089	$848,176	$917,872	$988,795	$1,033,267
Holdco Adjusted EBITDA(1)	817,846	883,699	857,525	939,121	1,011,671	1,036,365
Cash Flow Data:
Net Cash Provided by Operating
Activities	$592,794	$654,206	$475,317	$590,864	$624,897	$717,607
Capital Expenditures	88,768	94,172	87,234	105,396	112,885	104,433

Holdco Free Cash Flow(2)	$504,026	$560,034	$388,083	$485,468	$512,012	$613,174

	Fiscal Year Ended,					52 Weeks Ended
	January 3	January 2	January 1	December 31	December 29	June 15,
(dollars in thousands)	2021	2022	2023	2023	2024	2025
Balance Sheets Data:
Cash and Cash Equivalents(3)	$168,821	$148,160	$60,356	$114,098	$186,126	$272,859
Restricted Cash and Cash
Equivalents	217,453	180,579	191,289	200,870	195,370	211,734
Working Capital(4)	174,589	82,053	57,993	66,982	(904,383)	(894,665)
Property, Plant and Equipment, Net	297,364	324,065	302,235	304,365	301,179	290,270
Total Assets	1,567,168	1,671,816	1,602,221	1,674,899	1,737,013	1,811,293
Total Debt Net of Debt Issuance
Cost(5)	4,118,873	5,070,226	5,022,233	4,990,428	4,975,338	4,975,836
Total Liabilities	4,867,573	5,881,352	5,791,286	5,745,266	5,699,304	5,785,920
Reconciliations
Net income	$491,296	$510,467	$452,263	$519,118	$584,170	$597,110
Interest expense, net	170,512	191,461	195,092	184,792	178,848	178,698
Provision for income taxes	63,834	115,238	120,570	133,322	138,045	169,232
Depreciation and amortization	65,038	72,923	80,251	80,640	87,732	88,227

Holdco EBITDA(1)	$790,680	$890,089	$848,176	$917,872	$988,795	$1,033,267

Adjustments (less) plus:
Other income(6)	$—	$(36,758)	$—	$(17,713)	$(22,064)	$(37,418)
Non-cash compensation expense	24,244	28,670	28,709	37,514	43,255	42,587
Loss (gain) on disposal of assets	2,922	1,189	1,813	1,299	1,527	1,812
Refranchising loss (gain)	—	—	(21,173)	149	158	(3,883)
Recapitalization-related expenses	—	509	—	—	—	—

Holdco Adjusted EBITDA(1)	$817,846	$883,699	$857,525	$939,121	$1,011,671	$1,036,365

(1)

Holdco EBITDA and Holdco Adjusted EBITDA are non-GAAP financial measures, and are unaudited. Please see “Non-GAAP Financial Measures” for more information regarding these financial measures. The above table sets forth a reconciliation of Holdco EBITDA and Holdco Adjusted EBITDA to net income.

(2)	Holdco Free Cash Flow is a non-GAAP financial measure, and is unaudited. Please see “Non-GAAP Financial Measures” for more information regarding Holdco Free Cash Flow.
(3)	Excludes restricted cash and cash equivalents.
(4)

Excludes restricted cash and cash equivalents, advertising fund assets, restricted, and advertising fund liabilities. As of December 29, 2024, Holdco negative working capital totaling $904.4 million primarily included $1.14 billion of current portion of long-term debt associated with Series 2015-1 Class A-2-II Notes and 2018-1 Class A-2-I Notes for each of which the anticipated repayment date is October 2025. Similarly, as of June 15, 2025, Holdco negative working capital totaling $894.7 million primarily included $1.14 billion of current portion of long-term debt associated with the Series 2015-1 Class A-2-II Notes and 2018-1 Class A-2-I Notes.

(5)	Includes current portion.
(6)	Represents unrealized and realized gain on investments, net for the fiscal years ended January 1, 2022, December 31, 2023, December 29, 2024, and fifty-two weeks ended June 15, 2025.

4